Exhibit 10.26

SC 运动车辆有限责任公司

与

 奥兰赖斯

关于

北方集团的股权转让协议的补充协议

Supplementary Agreement on Equity Transfer Agreement

Of

Northern Group, Inc.

by and between

SC Autosports, LLC

And

Olen Rice

甲方：SC Autosports 有限责任公司（“受让方”）

Party A: SC Autosports, LLC (the “Transferee”),

乙方：奥兰赖斯（Olen Rice）（“转让方”）

Party B: Olen Rice (the “Transferor”),

鉴于：2023年6月17日，SC Autosports 有限责任公司与奥兰赖斯签订了《北方集团的股权转让协议》，现甲乙双方就该协议所涉的条款作如下补充：

WHEREAS: On June 17, 2023, SC Autosports Co., Ltd. and Olen Rice entered into the “Northern Group Equity Transfer Agreement”. Now Party A and Party B agreed to amend the following terms stipulated in the original equity transfer agreement:

一、	原合同里的第二条 转让价款的计算、支付与股权交割提到：“双方对北方集团（NGI ）在2023年6月1日至2024年5月31日、2024年6月1日至2025年5月31日、2025年6月1日至2026年5月31日（“托管期”）的利润目标（税前利润）分别为： 460万美元、525万美元、600万美元。本协议中的税前利润应根据美国公认会计准则（US GAAP）对“税前利润“的定义来计算，并由甲方母公司康迪科技集团聘请的时任第三方上市公司年报审计师确认。”，现甲乙双方同意把利润目标时间点改为 ”双方对北方集团（NGI ）在2023年12月1日至2024年11月30日、2024年12月1日至2025年11月30日、2025年12月1日至2026年11月30日（“托管期”）的利润目标（税前利润）分别为： 460万美元、525万美元、600万美元。本协议中的税前利润应根据美国公认会计准则（US GAAP）对“税前利润“的定义来计算，并由甲方母公司康迪科技集团聘请的时任第三方上市公司年报审计师确。”
1.	Pursuant to the Article 2: Calculation of Transfer Value, Payment, and Issuance of Shares in the original equity transfer agreement which states that “Both Parties target earnings (Pretax Income) of NGI for the period from June 1, 2023 to May 31, 2024, June 1, 2024 to May 31, 2025, and June 1, 2025 to May 31, 2026 (“Escrow Period”) to be $4.6 million, $5.25 million and $6 million, respectively. Pretax Income in this agreement shall be calculated based on the definition of “Pretax Income” in the United States Generally Accepted Accounting Principles (US GAAP) and shall be confirmed by a third-party auditor engaged then by Party A’s parent, i.e.: Kandi Technologies Group, Inc. upon its respective annual report audit.”, now both parties agreed to amend the net profit assessment period to be “Both Parties target earnings (Pretax Income) of NGI for the period from December 1, 2023 to November 30, 2024, December 1, 2023 to November 30, 2025, and December 1, 2023 to November 30, 2026 (“Escrow Period”) to be $4.6 million, $5.25 million and $6 million, respectively. Pretax Income in this agreement shall be calculated based on the definition of “Pretax Income” in the United States Generally Accepted Accounting Principles (US GAAP) and shall be confirmed by a third-party auditor engaged then by Party A’s parent, i.e.: Kandi Technologies Group, Inc. upon its respective annual report audit.”

二、	原合同里的事项2.3， “在2023年6月1日至2024年5月31日，如果北方集团（NGI）的税前利润导致乙方获得的被授予的股票少于2,431,612股，双方有权选择终止协议，乙方将获得的KNDI股票退还给甲方母公司，相应的，甲方应将北方集团的股权退还给乙方。這個權力將在2024年8月1日自動失效。”， 现甲乙双方同意取消该条款，确保《北方集团的股权转让协议》不会给终止。
2.	Pursuant to the item 2.3 in the original equity transfer agreement which states that “In the event NGI’s Pretax Income during the period from June 1, 2023 to May 31, 2024 resulting in Party B receiving less than 2,431,612 shares of vested Stock, both parties shall have the option to terminate the Agreement. Party B shall return the received KNDI stocks to Party A’s parent and in return, Party A shall return the NGI’s equities to Party B. This option will expire automatically on August 1, 2024.”, now both parties agreed to cancel this clause in order to make sure the equity transfer agreement would not be terminated.

三、	其余条款不变，维持有效。
3.	The remaining terms in the original equity transfer agreement remain unchanged and valid.

四、	本协议于双方签署时生效。
4.	This Agreement shall take effect when signed by both parties.

甲方

Party A

SC Autosports, LLC

授权代表人签字:

Signature of the Authorized Representative:	/s/ Johnny Tai

乙方：

Party B

Olen Rice

签名：

Signature:	/s/ Olan Rice

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